QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 19, 2003 relating to the financial statements and financial statement schedule, which appears in Dyax Corp.'s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC on March 27, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
August 7, 2003

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS